UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

RA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001- 37926	26-2908274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

87 Cambridge Park Drive Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(617) 401-4060

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2018, the Board of Directors (the “Board”) of Ra Pharmaceuticals, Inc. (the “Company”) elected Alexander Grey (“Bo”) Cumbo as a Class I director of the Company. Mr. Cumbo has been appointed to serve on the Compensation Committee of the Board (the “Compensation Committee”).

Mr. Cumbo will participate in the Company’s standard compensation program for non-employee directors, including an annual retainer of $35,000, an additional annual retainer of $5,000 for Mr. Cumbo’s service on the Compensation Committee, and an initial award of options to purchase 25,000 shares of the Company’s common stock (the “Initial Award”). The Initial Award has an exercise price equal to $12.99, the fair market value of a share of the Company’s common stock on the date of grant, and will vest and become exercisable in three substantially equal annual installments occurring on each of the first three anniversaries of the grant date, subject to Mr. Cumbo’s continued service on the Board through each such vesting date. Mr. Cumbo has also entered into the Company’s standard indemnification agreement for directors and officers.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA PHARMACEUTICALS, INC.

Date: November 15, 2018	By:	/s/ David C. Lubner
David C. Lubner
Executive Vice President and Chief Financial Officer

3